Exhibit 99.1

NEWS RELEASE

¾ RLI Corp.	9025 N. Lindbergh Drive | Peoria, IL 61615-1431
P: 309-692-1000 | F: 309-692-1068 | www.rlicorp.com

FOR IMMEDIATE RELEASE	CONTACT: Aaron Jacoby
(309) 693-5880
Aaron.Jacoby@rlicorp.com
www.rlicorp.com

RLI reports 2011 fourth quarter and year-end results

PEORIA, ILLINOIS, January 25, 2012 — RLI Corp. (NYSE: RLI) — RLI Corp. reported fourth quarter 2011 operating earnings of $28.9 million ($1.35 per share), versus $35.1 million ($1.66 per share) for the comparable period last year. For the year ended December 31, 2011, operating earnings were $119.5 million ($5.58 per share), compared to $112.3 million ($5.29 per share) for the 2010 fiscal year.

	Fourth Quarter		Full Year
Earnings Per Diluted Share	2011	2010	2011	2010
Operating earnings	$1.35	$1.66	$5.58	$5.29
Net earnings	$1.43	$1.90	$6.09	$6.00

Highlights for the quarter included:

•                  Combined ratio of 81.5.

•                  Underwriting income of $26.8 million.

•                  12% growth in gross premiums written, including 8% growth driven by CBIC acquisition.

•                  $10.6 million ($0.32 per share) pretax favorable development in prior years’ loss reserves, net of effects on bonus and profit sharing-related expenses.

•                  Comprehensive earnings of $58.3 million ($2.72 per share).

•                  Special dividend of $5.00 per share, representing $105.8 million returned to shareholders and resulting in a tax benefit of $2.7 million ($0.13 per share) as dividends to the ESOP are fully deductible.

Highlights for the year-ended 2011 included:

•                  Combined ratio of 78.4.

•                  Underwriting income of $116.3 million.

•                  10% growth in gross premiums written, including 6% growth driven by CBIC acquisition.

•                  $91.7 million ($2.79 per share) pretax favorable development in prior years’ loss reserves, net of effects on bonus and profit sharing-related expenses.

•                  Comprehensive earnings of $151.9 million ($7.09 per share).

•                  Book value per share of $38.69 at year-end, representing an increase of 16%, excluding the special dividend.

•                  Return on equity for the trailing four quarters was 15.7%.

•                  Acquired Contractors Bonding and Insurance Company (CBIC).

“Throughout the fourth quarter and the year, we delivered strong financial results to our shareholders despite the challenges presented by a tough operating environment,” said RLI Corp. Chairman & CEO Jonathan E. Michael. “Our success reflects the advantages derived from our diversified business model and focus on disciplined underwriting and execution. I am pleased that we were able to share this success with our shareholders through a special dividend that was paid in the quarter.”

“We ended 2011 in a position of financial and operational strength,” said Michael. “Our successful acquisition and integration of CBIC, coupled with new product initiatives pursued over the past few years, contributed greatly to our premium growth. Moving forward, we will continue to maintain our underwriting discipline, make strategic investments in our business, and focus on delivering high quality products and services to our customers.”

“Our company’s outstanding performance is the result of the hard work and dedication of our remarkable associates. They have been instrumental in our ability to thrive within the current market conditions and competitive environment, while positioning us to grow and succeed in the years ahead. I thank all of our employees for their many contributions in 2011,” said Michael.

— more —

16th consecutive year of underwriting income

For the quarter, RLI recorded underwriting income of $26.8 million on an 81.5 combined ratio versus underwriting income of $30.2 million on a 76.3 combined ratio in the fourth quarter of 2010. For the year, RLI achieved $116.3 million of underwriting income on a 78.4 combined ratio, compared to $95.4 million of underwriting income on an 80.7 combined ratio in 2010.

The following table highlights annual underwriting income and combined ratios by segment:

Underwriting Income
(in millions)	2011	2010
Casualty	$64.2	$36.4
Property	30.5	34.1
Surety	21.6	24.9
Total	$116.3	$95.4

Combined Ratio	2011	2010
Casualty	72.8	84.3
Property	85.0	81.2
Surety	78.1	68.8
Total	78.4	80.7

Other income

For the quarter, investment income was $16.2 million compared to $16.7 million for the same period in 2010. For the year ending December 31, 2011, investment income was $63.7 million versus $66.8 million for the same period in 2010. The decline in investment income was the result of lower reinvestment rates.

The investment portfolio’s total return for the quarter was 3.4%, with the bond portfolio returning 1.5% and the equity portfolio returning 12.1%. In 2011, the investment portfolio’s total return was 7.3% with the bond portfolio returning 7.1% and equities returning 7.1%.

Comprehensive earnings, which include after-tax unrealized gains/losses from the investment portfolio, were $58.3 million for the quarter ($2.72 per share) versus $30.8 million ($1.46 per share) over the same period last year. Full-year comprehensive earnings were $151.9 million ($7.09 per share) in 2011, compared to $146.0  million ($6.87 per share) in 2010.

During the quarter, equity in results of unconsolidated investee was a $0.7 million loss compared to a $0.2 million loss from the same period last year, both of which reflect seasonal results. For the year ending December 31, 2011, equity in earnings of unconsolidated investee was $6.5 million versus $7.1 million in 2010. These results are related to Maui Jim, Inc., a producer of premium sunglasses.

CBIC acquisition

On April 28, 2011, RLI closed on the acquisition of Contractors Bonding and Insurance Company for approximately $136 million in cash. CBIC is a Seattle-based insurance company specializing in surety bonds and related niche property and casualty products.

Special dividend and share repurchase program

On December 20, 2011, RLI paid an extraordinary cash dividend of $5.00 per share which totaled $105.8 million. RLI has paid dividends for 142 consecutive quarters and increased regular dividends in each of the last 36 years. The company’s regular quarterly dividend has grown by an average of 14.4% over the last 10 years.

For the year, RLI repurchased 111,956 shares at an average cost of $59.16 per share ($6.6 million). No shares were purchased in the fourth quarter. There is $87.5 million of remaining capacity from the additional $100 million stock repurchase program approved in the second quarter of 2010. Over the past six years, RLI has returned over $700 million dollars to its shareholders in the form of dividends and share repurchases.

Recently adopted accounting standard

As previously disclosed in RLI Corp’s Form 10-Q Quarterly Report as of and for the quarter ended September 30, 2011, accounting guidance for deferred acquisition costs incurred by insurance entities will change in 2012 under ASU 2010-26, Financial Services — Insurance (Topic 944) Accounting for Costs Associated with Acquiring or Renewing Insurance Contracts.

We have completed our estimate of the impact of adopting this new accounting standard effective January 1, 2012. The new guidance will have no impact on our cash flows, and will have minimal prospective impact on expenses or earnings before income taxes. Our adoption of the new standard, however, will result in a reduction of our deferred policy acquisition costs asset, an adjustment to deferred income taxes liability and a decrease to our consolidated shareholders’ equity. We plan to adopt the new standard using the retrospective adoption method as of January 1, 2012 and estimate that the adjustment to our consolidated shareholders’ equity will be a decrease of approximately $26 million, net of tax. This adjustment will result in a reduction in book value of approximately $1.24 per share, based on the number of shares outstanding at January 1, 2012.

Other news

At 10 a.m. central time (CT) tomorrow, January 26, 2012, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at www.rlicorp.com.

Gross premiums written, underwriting income, operating earnings, earnings per share (EPS) from operations and other per share items are non-GAAP financial measures, and we believe that investors’ understanding of RLI’s core operating performance is enhanced by our disclosure of these financial measures. Gross premiums written is the component of net premiums earned that measures insurance business produced before the impact of ceding reinsurance premiums, but without respect to when those premiums will be recognized as actual revenue. Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting losses and settlement expenses, policy acquisition costs, and insurance operating expenses from net premium earned. Operating earnings and EPS from operations consist of our net earnings adjusted by net realized investment gains/(losses) and taxes related to net realized gains/(losses). Our definitions of these items may not be comparable to the definitions used by other companies. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and EPS from operations. All earnings per share data are calculated using fully diluted shares. Combined ratio refers to a GAAP combined ratio.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company’s filings with the Securities and Exchange Commission; including the Form 10-K Annual Report for the year ended December 31, 2010.

RLI, a specialty insurance company, offers a diversified portfolio of property and casualty coverages and surety bonds serving niche or underserved markets. RLI operates in all 50 states from office locations across the country. RLI’s insurance subsidiaries – RLI Insurance Company, Mt. Hawley Insurance Company and RLI Indemnity Company – are rated A+ “Superior” by A.M. Best Company and A+ “Strong” by Standard & Poor’s. RLI’s newest subsidiary, Contractors Bonding and Insurance Company, is rated A “Excellent” by A.M. Best Company.

For additional information, contact Aaron Jacoby, Vice President, Corporate Development at 309-693-5880 or at aaron.jacoby@rlicorp.com or visit our website at www.rlicorp.com.

Supplemental disclosure regarding the earnings impact of specific items:

		Operating Earnings Per Share
		2011	2010	2011	2010
		4th Qtr.	4th Qtr.	12 Mos.	12 Mos.
Operating Earnings Per Share		$1.35	$1.66	$5.58	$5.29

Specific items included in operating earnings per share: (1) (2)
•	Favorable development on casualty prior years’ reserves	$0.32	$0.49	$2.27	$1.61
•	Favorable (unfavorable) development on property prior years’ reserves	$(0.02)	$0.05	$0.30	$0.05
•	Favorable development on surety prior years’ reserves	$0.02	$0.03	$0.22	$0.31
•	2011 spring storms (3)	$—	$—	$(0.36)	$—
•	Hurricane Irene	$0.05	$—	$(0.13)	$—
•	Gain from tax benefit of special dividend to ESOP (4)	$0.13	$0.17	$0.13	$0.17
•	Gain from change in tax rate applicable to Maui Jim (5)	$—	$0.10	$—	$0.10

(1)	Includes bonus and profit sharing-related impacts which affected other insurance and general corporate expenses.
(2)	Reserve development reflects revisions for previously estimated losses.
(3)	From a comparative standpoint, twelve-month 2010 results included $0.10 per share in losses from Midwest and Southeast storms.
(4)	Dividends paid in an ESOP on employer securities are fully deductible from taxable income and result in a 35% tax benefit.
(5)

As required under the accounting standard for income taxes, the gain reflects the tax benefit of applying the lower tax rate applicable to dividends received from an affiliate (7%) as compared to the corporate capital gains tax rate (35%) on which tax estimates were based.

RLI CORP.

2011 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2011	2010	% Change	2011	2010	% Change
SUMMARIZED INCOME STATEMENT DATA:
Net premiums earned	$145,023	$127,026	14.2%	$538,452	$493,382	9.1%
Net investment income	16,244	16,672	-2.6%	63,681	66,799	-4.7%
Net realized investment gains	2,691	7,962	-66.2%	17,036	23,243	-26.7%
Consolidated revenue	163,958	151,660	8.1%	619,169	583,424	6.1%

Loss and settlement expenses	58,048	46,180	25.7%	200,084	201,332	-0.6%
Policy acquisition costs	47,912	39,267	22.0%	177,725	158,071	12.4%
Other insurance expenses	12,265	11,426	7.3%	44,312	38,584	14.8%
Interest expense on debt	1,513	1,513	0.0%	6,050	6,050	0.0%
General corporate expenses	2,203	2,592	-15.0%	7,766	7,998	-2.9%
Total expenses	121,941	100,978	20.8%	435,937	412,035	5.8%

Equity in earnings (loss) of unconsolidated investee	(718)	(226)	-217.7%	6,497	7,101	-8.5%

Earnings before income taxes	41,299	50,456	-18.1%	189,729	178,490	6.3%
Income tax expense	10,607	10,204	3.9%	59,138	51,058	15.8%
Net earnings	$30,692	$40,252	-23.8%	$130,591	$127,432	2.5%

Other comprehensive earnings (loss), net of tax	27,656	(9,405)		21,333	18,581	14.8%
Comprehensive earnings	$58,348	$30,847	89.2%	$151,924	$146,013	4.0%

Operating earnings:(1)
Net earnings	$30,692	$40,252	-23.8%	$130,591	$127,432	2.5%
Less: Realized investment gains , net of tax	1,749	5,176	-66.2%	11,073	15,108	-26.7%
Operating earnings	$28,943	$35,076	-17.5%	$119,518	$112,324	6.4%

Return on Equity:
Net earnings (trailing four quarters)				15.7%	15.0%
Comprehensive earnings (trailing four quarters)				18.3%	17.2%

Per Share Data

Diluted:
Weighted average shares outstanding (in 000’s)	21,472	21,164		21,434	21,241

EPS from operations (1)	$1.35	$1.66	-18.7%	$5.58	$5.29	5.5%
Realized gains, net of tax	0.08	0.24	-66.7%	0.51	0.71	-28.2%
Net earnings per share	$1.43	$1.90	-24.7%	$6.09	$6.00	1.5%

Comprehensive earnings per share	$2.72	$1.46	86.3%	$7.09	$6.87	3.2%

Cash dividends per share	$5.30	$7.29	-27.3%	$6.19	$8.15	-24.0%

Net Cash Flow provided by Operations	$2,069	$12,368	-83.3%	$117,991	$100,235	17.7%

(1)  See discussion of non-GAAP financial measures on page 3.

RLI CORP.

2011 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	December 31,	December 31,
	2011	2010	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income	$1,406,550	$1,441,337	-2.4%
(amortized cost - $1,345,961 at 12/31/11)
(amortized cost - $1,403,140 at 12/31/10)
Equity securities	388,689	321,897	20.7%
(cost - $269,400 at 12/31/11)
(cost - $213,069 at 12/31/10)
Cash and cash equivalents	105,049	39,787	164.0%
Total investments and cash	1,900,288	1,803,021	5.4%

Premiums and reinsurance balances receivable	124,496	107,391	15.9%
Ceded unearned premiums	61,629	62,631	-1.6%
Reinsurance recoverable on unpaid losses	353,805	354,163	-0.1%
Deferred acquisition costs/VOBA*	92,441	74,435	24.2%
Property and equipment	20,104	18,370	9.4%
Investment in unconsolidated investee	49,968	43,358	15.2%
Goodwill and intangibles	60,482	26,214	130.7%
Other assets	31,957	25,009	27.8%
Total assets	$2,695,170	$2,514,592	7.2%

Unpaid losses and settlement expenses	$1,150,714	$1,173,943	-2.0%
Unearned premiums	341,267	301,537	13.2%
Reinsurance balances payable	50,861	23,851	113.2%
Funds held	110,555	32,072	244.7%
Long-term debt - bonds payable	100,000	100,000	—
Income taxes - deferred	51,985	33,930	53.2%
Accrued expenses	58,883	42,436	38.8%
Other liabilities	12,053	15,447	-22.0%
Total liabilities	1,876,318	1,723,216	8.9%
Shareholders’ equity	818,852	791,376	3.5%
Total liabilities & shareholders’ equity	$2,695,170	$2,514,592	7.2%

* Includes asset for value of business acquired (VOBA) in CBIC acquisition

OTHER DATA

Common shares outstanding (in 000’s)	21,162	20,965

Book value per share	$38.69	$37.75	2.5%
Closing stock price per share	$72.86	$52.57	38.6%
Cash dividends per share - ordinary	$1.19	$1.15	3.5%
Cash dividends per share - special	$5.00	$7.00	-28.6%

Statutory Surplus	$710,186	$732,379	-3.0%

RLI CORP.

2011 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

Three Months Ended December 31,

		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2011

Gross premiums written	$86,614		$51,542		$26,110		$164,266
Net premiums written	61,867		36,005		24,497		122,369
Net premiums earned	62,261		55,645		27,117		145,023
Net loss & settlement expenses	31,382	50.4%	21,470	38.6%	5,196	19.2%	58,048	40.0%
Net operating expenses	22,092	35.5%	20,243	36.4%	17,842	65.8%	60,177	41.5%
Underwriting income	$8,787	85.9%	$13,932	75.0%	$4,079	85.0%	$26,798	81.5%

2010

Gross premiums written	$78,457		$46,987		$21,194		$146,638
Net premiums written	53,394		34,389		19,884		107,667
Net premiums earned	56,357		49,512		21,157		127,026
Net loss & settlement expenses	23,285	41.3%	20,372	41.1%	2,523	11.9%	46,180	36.4%
Net operating expenses	19,825	35.2%	17,724	35.8%	13,144	62.1%	50,693	39.9%
Underwriting income	$13,247	76.5%	$11,416	76.9%	$5,490	74.0%	$30,153	76.3%

Twelve Months Ended December 31,

		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2011

Gross premiums written	$325,697		$270,097		$106,313		$702,107
Net premiums written	238,611		210,904		100,123		549,638
Net premiums earned	236,198		203,660		98,594		538,452
Net loss & settlement expenses	85,091	36.0%	101,969	50.1%	13,024	13.2%	200,084	37.2%
Net operating expenses	86,932	36.8%	71,137	34.9%	63,968	64.9%	222,037	41.2%
Underwriting income	$64,175	72.8%	$30,554	85.0%	$21,602	78.1%	$116,331	78.4%

2010

Gross premiums written	$313,591		$235,058		$87,667		$636,316
Net premiums written	223,253		179,899		81,988		485,140
Net premiums earned	232,047		181,645		79,690		493,382
Net loss & settlement expenses	114,861	49.5%	82,463	45.4%	4,008	5.0%	201,332	40.8%
Net operating expenses	80,754	34.8%	65,097	35.8%	50,804	63.8%	196,655	39.9%
Underwriting income	$36,432	84.3%	$34,085	81.2%	$24,878	68.8%	$95,395	80.7%